CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 498 and Amendment No. 501 to the Registration Statement on Form N-1A of EA Series Trust with respect to Cambria Global EW ETF and Cambria US EW ETF, each a series of shares of EA Series Trust, under the heading “Other Service Providers” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information.

                             /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 4, 2025